                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                       FORM 8-A


                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



                                 Track 'n Trail, Inc.
         --------------------------------------------------------------
                        (Exact name of registrant as specified
                                   in its charter)



        Delaware                                             91-1778085
---------------------------                          ---------------------------
  (State of incorporation                                 (I.R.S. Employer
     or organization)                                    Identification No.)


                                4961-A Windplay Drive
                              El Dorado Hills, CA 95762
         --------------------------------------------------------------
                 (Address of principal executive offices) (Zip Code)




Securities to be registered pursuant to Section 12(b) of the Act:


    Title of each class                           Name of each exchange on which
    to be so registered                           each class is to be registered
---------------------------                       ------------------------------
         None                                                None



Securities to be registered pursuant to Section 12(g) of the Act:


                     Common Stock, $.01 par value per share
                     --------------------------------------
                                (Title of class)
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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

    In response to this item, incorporated by reference is the description of the Common Stock, $.01 par value per share (the "Common Stock"), of Track 'n Trail, Inc., a Delaware corporation (the "Registrant"), contained under the caption "Description of Capital Stock" in the Prospectus (Subject to Completion) that forms a part of the Registrant's Registration Statement on Form S-1 (the "Registration Statement"), as filed with the Securities and Exchange Commission on March 12, 1997 (Commission File No. 333-23195).

Item 2.  EXHIBITS.

    The following exhibits are filed as a part of this Registration Statement:

    1. Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registration Statement).

    2. By-laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registration Statement).

    3. Form of stock certificate for Common Stock of the Registrant (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).

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                                      SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

     Dated:  April 7, 1997.

                                             TRACK 'N TRAIL, INC.



                                                 By /s/ Daniel J. Nahmens
                                                    --------------------------
                                                        Daniel J. Nahmens
                                                 Vice President-Finance, Chief
                                                      Financial Officer and
                                                           Treasurer


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                                  INDEX TO EXHIBITS


                                                                 Sequentially
Exhibit                                                            Numbered
Number                          Exhibit                              Page
--------                        -------                          -------------

1.       Certificate of Incorporation of the Registrant               *
         (incorporated herein by reference to Exhibit 3.1 to the Registration Statement).

2.       By-laws of the Registrant (incorporated herein by            *
         reference to Exhibit 3.2 to the Registration Statement).

3.       Form of stock certificate for Common Stock of the            *
         Registrant (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).


-----------------
* Incorporated by reference, as specified above.